Exhibit 10.14
Allied Waste Industries, Inc.
Supplemental Executive Retirement Plan
Schedule A
(Amended and Restated Effective August 1, 2005)

Participant	Participation Date

John J. Zillmer	May 27, 2005
Peter S. Hathaway	January 1, 2004
Steven M. Helm	January 1, 2004
Thomas W. Ryan	August 1, 2003
Donald W. Slager	January 1, 2004
Donald A. Swierenga	June 1, 2004
James G. Van Weelden	June 1, 2004
John S. Quinn	January 1, 2005
James E. Gray	January 1, 2005